[Letterhead of Potter Anderson & Carroon]



                                                              April 21, 1997



To Each of the Persons Listed
on Schedule I Attached Hereto

                  Re: Republic New York Capital I 7 3/4% Capital Trust Pass-through Securities sm (TruPS sm)
                           -------------------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Republic New York Capital I, a Delaware business trust (the "Trust") in connection with the issuance of its 7 3/4% Capital Trust Pass-through Securities sm (TruPS sm) (the "Capital Securities") and common securities (the "Common Securities") in connection with the Amended and Restated Declaration of Trust (the "Trust Agreement") dated as of November 27, 1996 by and among Republic New York Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company, as Property Trustee, and the Administrative Trustees named therein. Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Trust Agreement.

         For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

          1. The Certificate of Trust for the Trust, dated as of November 21, 1996 (the "Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 21, 1996;
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To each of the persons on
Schedule I attached hereto
April 21, 1997
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          2.   The original trust agreement of trust of the Trust, dated as of November 21, 1996, by and among Republic New York Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee and the Administrative Trustees named therein (the "Original Trust Agreement");

          3.   The Trust Agreement;

          4. A Certificate of Good Standing for the Trust, dated April 21, 1997 obtained from the Secretary of State;

          5. The Registration Statement on Form S-4, as amended, (the "Registration Statement"), including a prospectus with respect to the Trust (the "Prospectus"), relating to, among other things, an Exchange Offer (the "Exchange Offer") involving the 7 3/4% Capital Trust Pass-through Securities sm ("TruPS" sm) of the Trust representing preferred, undivided beneficial interests in the assets of the Trust (each, an "Exchange Security" and collectively, the "Exchange Securities" to be offered in exchange for the presently outstanding 7 3/4% Capital Trust Pass-through Securities sm ("TruPS" sm) of the Trust (the "Old Capital Securities")), filed by the Depositor and the Trust with the Securities and Exchange Commission.

            As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us all of which we have assumed to be true, complete and accurate in all material respects. The documents referred to in paragraphs 1, 2, 3 and 5 above are collectively referred to as the "Agreements."

            Based upon the foregoing, and upon examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

          2. The Exchange Securities, upon issuance pursuant to the Exchange Offer, will represent valid, and, subject to

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To each of the persons on
Schedule I attached hereto
April 21, 1997
Page 3

               the qualificaitons set forth in number 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

          3. The Holders of Exchange Securities, as beneficial owners of Exchange Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the Holders of the Exchange Securities may be obligated to (a) provide indmnity and/or security in connection with and pay taxes or govenmental charges arising from transfers or exchanges of certificates representing Trust Securities and the issuance of replacement certificates representing Trust Securities, and (b) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

         All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

               a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considerd and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

               b. We have assumed the due execution and delivery by each party listed as a party to each document examined by us. We have assumed further the due authorization by each party thereto (exclusive of the Trust) of each document examined by us, and that each of such parties (exclusive of the Trust) has the full corporate, or trust or banking, power, authority, and legal right to execute, deliver and perform each such document. We have also assumed that each of the parties to each of the Agreements (exclusive of the Trust and the Administrative Trustees) is a corporation, bank, national banking association or trust company, validly existing and in good standing under the laws of their respective jurisdictions or organization and that the Agreements to which they are a party do not result in the breach of the terms of, and do not contravene their respective constituent documents, and contractual restriciton binding on them or any law, rule or regulation applicable to them. In addition, we have assumed

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To each of the persons on
Schedule I attached hereto
April 21, 1997
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                    the  legal capacity of any natural persons who are parties to any of the documents examined by us.

               c. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies confrom with the originals.

               d. We have assumed that the Original Trust Agreement and the Trust Agreement collectively, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respct to the creatiosn, operation, dissolution and winding up of the Trust and that the Trust Agreement and the Certificate are in full force and effect.

               e. We have assumed that no event set forth in Article 9 of the Trust Agreement has occurred.

               f. We have assumed that the Exchange Securities willl be issued and exchanged in accordance with the Trust Agreement and the Prospectus. We have further assumed the receipt of each Person to whom an Exchange Security is to be issued by the Trust of a Certificate for such Exchange Security and the exchange by it of an equivalent liquidation amount of Old Securities in accordance with the Trust Agreement and the Prospectus.

               g. We note that we have not participated in the preparation, and do not assume responsibility for the contents, of the Registration Statement and the Prospectus.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Exchange Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securties Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,
                                           /s/ Potter Anderson & Carroon

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                            SCHEDULE I


REPUBLIC NEW YORK CORPORATION

REPUBLIC NEW YORK CAPITAL I